CONFIDENTIAL

July 23, 2010

Mr. George Carpenter
Chief Executive Officer
CNS Response, Inc.
2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

Re:  Private Placement of Securities

Dear Mr. Carpenter:

This letter supplements our Placement Agent Warrants, No. W-M809-PA dated August 26, 2009 for the purchase of 274,867 shares of Common Stock, W-M1209-PA dated December 24, 2009 for the purchase of 672,267 shares of Common Stock, W-M123109-PA dated December 31, 2009 for the purchase of 14,400 shares of Common Stock and W-M 1410-PA dated January 4, 2010 for the purchase of 3,600 shares of Common Stock, (together, the “Warrants”), granted to Maxim Group LLC (“Maxim” or the “Placement Agent”) as part of Maxim’s compensation for acting as the lead placement agent in connection with a proposed private placement of equity securities of CNS Response, Inc. (the "Company”). Capitalized terms used herein and not otherwise defined have the meetings ascribed to them in the Warrants.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Maxim agree as follows:

The header of the Warrants shall be deleted and replaced in their entirety with the following:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

This Amendment constitutes the entire agreement between the Company and Maxim regarding the amendment of the Warrants, and supersedes any other statements, representations or promises made concerning such amendment.  This Amendment only can be modified in a writing signed by the Company and Maxim.  This Amendment will bind the successors and assigns of both the Company and Maxim, and inure to the benefit of the Company, Maxim, and their respective successors and assigns.

This Amendment may be executed in counterparts and by facsimile transmission.

Very truly yours, MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Head of IB

Agreed to and accepted this 23 day of July, 2010

CNS RESPONSE, INC.

By:	/s/ George Carpenter
George Carpenter
Chief Executive Officer

[Signature Page to Amendment to Placement Agent Agreement]